UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 21, 2016

SQN Alternative Investment Fund III L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-166195	27-2173346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor, New York NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In accordance with FINRA Member Notice 1502 as it relates to FINRA Rule 2340 (c) (1) (B), SQN Alternative Investment Fund III L.P. (“Fund III”) retained a third party accounting firm to provide an independent confirmation of the per unit estimated value of Fund III’s limited partnership units. Using a methodology that conforms to standard industry practice, Fund III’s auditors reviewed the assets and liabilities of Fund III, as of December 31, 2015, and confirmed the estimated value of Fund III was $711.99 per limited partnership unit. Those members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) that participated in the offering of Fund III’s limited partnership units may use the estimated per unit value on customer account statements to satisfy the reporting obligations under rules 2310 and 2340 required for FINRA members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	SQN Alternative Investment Fund III L.P.

	By:	SQN AIF III GP, LLC, its general partner

	By:	/S/ Jeremiah J. Silkowski
Jeremiah J. Silkowski,
President and Chief Executive Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

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